     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 20, 1999
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ARONEX PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                   DELAWARE                               76-0196535
       (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)               IDENTIFICATION NO.)

         8707 TECHNOLOGY FOREST PLACE
             THE WOODLANDS, TEXAS                         77381-1191
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

                  AMENDED AND RESTATED 1989 STOCK OPTION PLAN,
                     AMENDED AND RESTATED 1993 NON-EMPLOYEE
                           DIRECTOR STOCK OPTION PLAN
                                       AND
                             1998 STOCK OPTION PLAN
                           (FULL TITLES OF THE PLANS)

                               TERANCE A. MURNANE
                            CONTROLLER AND SECRETARY
                          ARONEX PHARMACEUTICALS, INC.
                          8707 TECHNOLOGY FOREST PLACE
                         THE WOODLANDS, TEXAS 77381-1191
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                 (281) 367-1666
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                           ---------------------------

                                    COPY TO:
                                JEFFREY R. HARDER
                             ANDREWS & KURTH L.L.P.
                        2170 BUCKTHORNE PLACE, SUITE 150
                           THE WOODLANDS, TEXAS 77380
                                 (713) 220-4801
                           ---------------------------


                         CALCULATION OF REGISTRATION FEE

                                                                                 PROPOSED          PROPOSED
                                                                                  MAXIMUM           MAXIMUM
                                                               AMOUNT TO      OFFERING PRICE       AGGREGATE         AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED    TITLE OF PLAN       BE REGISTERED(1)   PER SHARE(2)    OFFERING PRICE(2) REGISTRATION FEE
------------------------------------ --------------------- ----------------- ----------------- ----------------- -----------------

Common Stock, par value $.001 per   Amended and  Restated
share ("Common Stock")              1989 Stock Option
                                    Plan                   3,073,980 shares(3) $   4.09          $  12,572,578     $      3,495.18

Common Stock                        Amended and Restated
                                    1993 Non-Employee
                                    Director Stock Option
                                    Plan                     350,000 shares(4) $   4.09          $   1,431,500     $        397.96
--------------------------------- ------------------------ ----------------- ----------------- ----------------- -----------------
Common Stock                        1998 Stock Option Plan   750,000 shares    $   4.09          $   3,067,500     $        852.77
================================= ======================== ================= ================= ================= =================

(1) Pursuant to Rule 416(a), this registration statement shall cover any additional securities issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) and (h), based on the average of the high and low sales price per share of the registrant's common stock, as reported on The Nasdaq Stock Market on August 16, 1999.
(3) Initially, 750,000 shares were registered under this plan. It has since been amended and currently 3,823,980 shares are reserved for issuance under this plan.
(4) Initially, 250,000 shares were registered under this plan. It has since been amended and currently 600,000 shares are reserved for issuance under this plan.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

         Aronex Pharmaceuticals, Inc. (the "Company") incorporates herein by reference the following documents, as filed with the Securities and Exchange Commission (the "Commission"), as of their respective filing dates:

                  (a) The Company's Annual Report on Form 10-K (File No. 0-21198) for the year ended December 31, 1998;

                  (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999;

                  (c) The description of the Company's common stock, par value $0.001 per share, contained in the Company's registration statement on Form 8-A filed with the Commission on April 23, 1992, including any amendments and reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The information required by Item 4 is not applicable to this registration statement because the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The information required by Item 5 is not applicable to this registration statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL"), inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

         Article VIII of the Amended and Restated Certificate of Incorporation of the Company and Article VII of the Bylaws of the Company provide for indemnification of the directors of the Company to the fullest extent permitted by law, as now in effect or later amended. Article VII of the Bylaws also permits the indemnification to the same extent of officers, employees or agents of the Company if, and to the extent, authorized by the Board of Directors. In addition, the Bylaws provide for indemnification against expenses incurred by a director to be paid by the Company at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Company. The Bylaws further provide for a contractual cause of action on the part of directors of the Company for indemnification claims that have not been paid by the Company.

         The Company also has provided liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company.

         Article VII of the Company's Amended and Restated Certificate of Incorporation, as amended, limits under certain circumstances the liability of the Company's directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL) or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The information required by Item 7 is not applicable to this registration statement.

ITEM 8.  EXHIBITS.

    Exhibit
    Number       Description

     4.1+ Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997 (the "1997 2nd Quarter Form 10-Q")).

     4.2+ Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (No. 33-47418), declared effective by the Commission on July 10,
                 1992).

     4.3+        Specimen Common Stock Certificate (incorporated by reference to
                 Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996).

     5.1*        Opinion of Andrews & Kurth L.L.P.

    10.1+ Aronex Pharmaceuticals, Inc. Amended and Restated 1989 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the 1997 2nd Quarter Form 10-Q).

    10.2+ Aronex Pharmaceuticals, Inc. Amended and Restated 1993 Non-Employee Director Stock Option Plan (incorporated by reference to Exhibit 10.2 to the 1997 2nd Quarter Form 10-Q).

    10.3+ Aronex Pharmaceuticals, Inc. 1998 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998).

    23.1*        Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

    23.2*        Consent of Arthur Andersen LLP

    24.1* Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

---------------------------

+ Incorporated herein by reference.
* Filed herewith.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                   10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                   arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                           (iii) To include any material information with
                   respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Exchange Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Woodlands, Texas, on the 20th day of August, 1999.

                                     ARONEX PHARMACEUTICALS, INC.


                                     By:   /s/ Geoffrey F. Cox
                                         ---------------------------------------
                                               Geoffrey F. Cox
                                               Chairman of the Board and Chief
                                                Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Aronex Pharmaceuticals, Inc. (the "Company") hereby constitutes and appoints Geoffrey F. Cox and Terance A. Murnane, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                 SIGNATURE                                        TITLE                               DATE

    /s/ Geoffrey F. Cox                        Chairman of the Board of Directors and Chief   August 20, 1999
---------------------------------------                     Executive Officer
        Geoffrey F. Cox                               (Principal Executive Officer)

    /s/ Terance A. Murnane                                      Controller                    August 20, 1999
---------------------------------------                  (Principal Financial and
        Terance A. Murnane                                  Accounting Officer)

                                                                  Director                     August 20, 1999
---------------------------------------
        James R. Butler

    /s/ Paul W. Hobby                                             Director                     August 20, 1999
---------------------------------------
        Paul W. Hobby

                                                                  Director                     August 20, 1999
---------------------------------------
        Gabriel Lopez-Berestein

    /s/ David J. McLachlan                                        Director                     August 20, 1999
---------------------------------------
        David J. McLachlan

    /s/ Martin P. Sutter                                          Director                     August 20, 1999
---------------------------------------
        Martin P. Sutter

    /s/ Gregory F. Zaic                                           Director                     August 20, 1999
---------------------------------------
        Gregory F. Zaic

    /s/ Phyllis I.  Gardner                                      Director                     August 20, 1999
---------------------------------------
       Phyllis I.  Gardner

                                  EXHIBIT INDEX


    Exhibit
    Number      Description
    -------     -----------

     4.1+       Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's
                Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997 (the "1997 2nd Quarter
                Form 10-Q")).

     4.2+       Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement
                on Form S-1 (No. 33-47418), declared effective by the Commission on July 10, 1992).

     4.3+       Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's
                Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996).

     5.1*       Opinion of Andrews & Kurth L.L.P.

    10.1+       Aronex Pharmaceuticals, Inc. Amended and Restated 1989 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the 1997 2nd Quarter Form 10-Q).

    10.2+       Aronex Pharmaceuticals, Inc. Amended and Restated 1993 Non-Employee Director Stock Option Plan
                (incorporated by reference to Exhibit 10.2 to the 1997 2nd Quarter Form 10-Q).

    10.3+       Aronex Pharmaceuticals, Inc. 1998 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998).

    23.1*       Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

    23.2*       Consent of Arthur Andersen LLP.

    24.1*       Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

---------------------------

+ Incorporated herein by reference.
* Filed herewith.